            As filed with the Securities and Exchange Commission on May 9, 1997
                                                  Registration No. 333-
_______________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                                _______________
                                    FORM S-8
           Registration Statement Under The Securities Act of 1933
                                _______________
                                 FOODMAKER, INC.
             (Exact name of registrant as specified in its charter)

    DELAWARE                                                      95-2698708
    (State or other jurisdiction                              (I.R.S. Employer
    of incorporation or                                       Identification
    organization)                                             Number)

                               9330 Balboa Avenue
                          San Diego, California  92123
            (Address of principal executive offices) (Zip code)
                                _______________

                      Foodmaker, Inc. Amended and Restated
                       1992 Employee Stock Incentive Plan
                           (Full title of the Plan)
                                _______________

                            LAWRENCE E. SCHAUF, Esq.
                     Executive Vice President and Secretary
                               9330 Balboa Avenue
                         San Diego, California  92123
                    (Name and address of agent for service)
                                 (619)571-2435
           (Telephone number, including area code, of agent for service)
                                _______________

                                  Copies to:

                             ANDREW E. BOGEN, Esq.
                         Gibson, Dunn & Crutcher LLP
                             333 So. Grand Avenue
                       Los Angeles, California 90071-3197
                                  (213) 229-7159
                                 _______________

                         CALCULATION OF REGISTRATION FEE
_______________________________________________________________________________

  Title of                    Proposed maximum Proposed maximum
securities to    Amount to be  offering price     aggregate        Amount of
be registered    registered(1)  per share(2)  offering price(2) registration fee
_______________________________________________________________________________
Common Stock,
par value $.01    1,9000,000        $11.00       $20,900,000       $6,333.33
per share           shares
_______________________________________________________________________________
(1) Pursuant to rule 416, there are also being registered hereunder such indeterminate number of shares of Common Stock as may be issued pursuant to the antidilution provisions of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, based on the average of the high and low prices of the Company's Common Stock on the New York Stock Exchange on May 2, 1997.
_______________________________________________________________________________

                                  PART II
           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement relates to the Foodmaker, Inc. 1992 Employee Stock Incentive Plan, which was amended and restated by the Registrant's Board of Directors on October 11 and December 18, 1996 (the "Plan"), subject to stockholder approval. Such approval was obtained at the Registrant's Annual Meeting of Stockholders on February 14, 1997.

     The Plan was amended and restated to: (i) increase the number of shares available for Awards (as defined in the Plan) under the original plan by 1,900,000 to 3,775,000, and (ii) include technical changes, primarily to conform the Plan to the deductibility requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.

     Registrant's Registration Statement (Registration No. 33-51490) filed with the Securities and Exchange Commission on August 31, 1992 relates to the initial 1,875,000 shares issuable under the plan.

Item 3. Incorporation of Documents by Reference

     The following documents which have been filed by Foodmaker, Inc., a Delaware corporation ("Foodmaker" or the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended September 29, 1996.

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended January 19, 1997.

     (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 1-9390) filed February 11, 1992.

     In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended ("the Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed documents which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of the Company under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Certificate of Incorporation and Bylaws of the Company provide for indemnification of officers and directors against costs and expenses incurred in connection with any action or suit to which such person is a party to the full extent permitted by the Delaware General Corporation Law.

Item 8. Exhibits.

     Number    Description
     ------    -----------

      4.1      Foodmaker, Inc. Amended and Restated 1992 Employee Stock
               Incentive Plan
      4.2      Restated Certificate of Incorporation(1)
      4.3      Restated Bylaws(2)
      5        Opinion of Gibson, Dunn & Crutcher LLP
      23.1     Consent of Gibson, Dunn & Crutcher LLP
               (included in Exhibit 5)
      23.2     Consent of KPMG Peat Marwick LLP
      24       Power of Attorney(3)

------------------

(1) Previously filed and incorporated herein by reference from Registrant's Annual Report of Form 10-K for the fiscal year ended September 29, 1996.
(2) Previously filed and incorporated herein by reference from Registrant's Current Report on Form 8-K as of July 26, 1996.
(3)  Included in this Registration Statement at page 5.


Item 9. Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 9th of May, 1997.

                                    FOODMAKER, INC.

                                    By: ROBERT J. NUGENT
                                        -------------------------
                                        Robert J. Nugent
                                        President, Chief Executive Officer
                                        and Director


                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Lawrence E. Schauf, Robert J. Nugent and Charles W. Duddles, and each or any of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Name and Signature           Title                                Date
------------------           -----                                ----


JACK W. GOODALL              Chairman of the Board                May 9, 1997
-----------------------
Jack W. Goodall


ROBERT J. NUGENT             President, Chief Executive Officer   May 9, 1997
------------------------     and Director
Robert J. Nugent

CHARLES W. DUDDLES           Executive Vice President,            May 9, 1997
-----------------------      Chief Administrative Officer
Charles W. Duddles           Chief Financial Officer and
                             Director


DARWIN J. WEEKS              Vice President, Controller            May 9, 1997
-----------------------      and Chief Accounting Officer
Darwin J. Weeks


MICHAEL E. ALPERT             Director                             May 9, 1997
----------------------
Michael E. Alpert


JAY W. BROWN                  Director                             May 9, 1997
----------------------
Jay W. Brown


PAUL T. CARTER                Director                             May 9, 1997
----------------------
Paul T. Carter


                              Director                             May _, 1997
----------------------
Edward Gibbons


L. ROBERT PAYNE               Director                             May 9, 1997
----------------------
L. Robert Payne

                               EXHIBIT INDEX
     Number    Description
     ------    -----------

      4.1      Foodmaker, Inc. Amended and Restated 1992 Employee Stock
               Incentive Plan
      4.2      Restated Certificate of Incorporation(1)
      4.3      Restated Bylaws(2)
      5        Opinion of Gibson, Dunn & Crutcher LLP
      23.1     Consent of Gibson, Dunn & Crutcher LLP
               (included in Exhibit 5)
      23.2     Consent of KPMG Peat Marwick LLP
      24       Power of Attorney(3)

------------------

(1) Previously filed and incorporated herein by reference from Registrant's Annual Report of Form 10-K for the fiscal year ended September 29, 1996.
(2) Previously filed and incorporated herein by reference from Registrant's Current Report on Form 8-K as of July 26, 1996.
(3)  Included in this Registration Statement at page 5.